Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement on Amendment No. 1 to Form S-3 of our report dated September 26, 2008 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s annual report on Form 10-K for the year ended June 30, 2008.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in the prospectus.

Cross, Fernandez & Riley LLP

Orlando, Florida

October 14, 2008

032873, 000021, 102511527, 2008 S-3A Registration Statement (Pre-Effective)